As filed with the Securities and Exchange Commission on January 4, 2016

Registration Nos. 333-147246

333-203917

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 (No. 333-147246)

Post-Effective Amendment No. 1 to Form S-8 (No. 333-203917)

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SPI Energy Co., Ltd.

(As successor in interest to Solar Power, Inc.)

(Exact name of Registrant as specified in its charter)

Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7F/B Block, 1st Building, Jinqi Plaza

No. 2145 Jinshajiang Road, Putuo District

Shanghai, P.R. China 200333

+86 021-80129001

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2006 Equity Incentive Plan (as amended)

(Full title of the plans)

CT Corporation System

111 Eighth Avenue,

New York, NY 10011

(212) 894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE*

Title of Securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

*	No additional securities are to be registered, and the registration fee was previously calculated and paid in connection with the filing of the original Registration Statements (File Nos. 333-147246, 333-203917). Therefore, no further registration fee is required.

Explanatory Statement

This Post-Effective Amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), by SPI Energy Co., Ltd., an exempted company incorporated under the laws of the Cayman Islands (the “Company”), as successor issuer to Solar Power, Inc., a California corporation (“SPI”). In connection with the reorganization of the corporate structure of the group of companies controlled by SPI to change its place of incorporation from California to the Cayman Islands (the “Merger”), SPI merged with SPI Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), with Merger Sub surviving the Merger as a wholly-owned subsidiary of the Company and changing its name to SPI Solar, Inc. As a result of the Merger, each ten issued and outstanding shares of SPI’s common stock (other than any shares of SPI’s common stock that were “Dissenting Shares” as defined in the Second Amended and Restated Agreement and Plan of Merger and Reorganization) were converted into the right to receive one American depositary share, representing ten ordinary shares in the capital of the Company. In addition, the Company assumed SPI’s existing obligations with respect to all outstanding options to purchase shares of SPI’s common stock and all other outstanding equity awards granted to directors, employees and consultants under SPI’s 2006 Equity Incentive Plan to provide for the issuance of an equal number of the Company’s ordinary shares rather than the common stock of SPI upon the exercise of the awards under the same terms and conditions. This Post-Effective Amendment pertains to the adoption by the Company of the following registration statements on Form S-8 (collectively, the “Registration Statements”): (i) File No. 333-147246 and (ii) File No. 333-203917. The Company hereby expressly adopts each Registration Statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This is Post-Effective Amendment No. 1 with respect to each of the Registration Statements. Registration fees were paid at the time of filing of the original Registration Statements.

2

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Information Incorporated by Reference.

The following documents previously filed by SPI or the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Exchange Act are incorporated by reference in this Registration Statement:

(a)	SPI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and filed with the Commission on March 31, 2015, as amended by Amendment No. 1 on Form 10-K/A filed with the Commission on September 3, 2015;

(b)	SPI’s Quarterly Reports on Form 10-Q (i) for the quarter ended March 31, 2015 and filed with the Commission on May 15, 2015, as amended by Amendment No. 1 on Form 10-Q/A filed with the Commission on September 3, 2015, (ii) for the quarter ended June 30, 2015 and filed with the Commission on August 14, 2015, as amended by Amendment No. 1 on Form 10-Q/A filed with the Commission on September 3, 2015, and (iii) for the quarter ended September 30, 2015 and filed with the Commission on November 13, 2015;

(c)	SPI’s Current Reports on Form 8-K (i) dated December 30, 2014 and filed with the Commission on January 2, 2015; (ii) dated December 31, 2014 and filed with the Commission on January 5, 2015, (iii) dated December 31, 2014 and filed with the Commission on January 8, 2015, as amended by Amendment No. 1 on Form 8-K/A filed with the Commission on March 19, 2015 and Amendment No. 2 on Form 8-K/A filed with Commission on September 3, 2015, (iv) dated January 15, 2015 and filed with the Commission on January 16, 2015, (v) dated January 22, 2015 and filed with the Commission on January 23, 2015, (vi) dated March 30, 2015 and filed with the Commission on March 31, 2015, (vii) dated March 31, 2015 and filed with the Commission on April 6, 2015; (viii) dated April 9, 2015 and filed with the Commission on April 9, 2015, (ix) dated April 15, 2015 and filed with the Commission on April 17, 2015, (x) dated April 30, 2015 and filed with the Commission on April 30, 2015, (xi) dated May 4, 2015 and filed with the Commission on May 7, 2015, (xii) dated May 8, 2015 and filed with the Commission on May 11, 2015, (xiii) dated May 28, 2015 and filed with the Commission on June 3, 2015, as amended by Amendment No. 1 on Form 8-K/A filed with the Commission on August 11, 2015, (xiv) dated June 5, 2015 and filed with the Commission on June 9, 2015, (xv) dated June 15, 2015 and filed with the Commission on June 15, 2015, (xvi) dated July 1, 2015 and filed with the Commission on July 6, 2015, (xvii) dated July 13, 2015 and filed with the Commission on July 14, 2015, (xviii) dated September 1, 2015 and filed with the Commission on September 4, 2015, (xix) dated September 29, 2015 and filed with the Commission on September 29, 2015, (xx) dated October 30, 2015 and filed with the Commission on October 30, 2015, (xxi) dated November 30, 2015 and filed with the Commission on December 1, 2015 and (xxii) dated January 4, 2016 and filed with the Commission on January 4, 2016.

(d)	The description of ordinary shares of the Company contained in the Company’s Current Report on Form 6-K filed with the Commission on January 4, 2016, including any amendment or report filed for the purpose of updating such description.

All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

The Company’s articles of association provide that its directors and officers shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages and liabilities incurred or sustained by such director or officer, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of the Company’s business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

The Company expects to enter into indemnification agreements with each of its directors, executive officers and other officers and employees (including officers and employees of its subsidiaries) who currently have indemnification agreements with SPI. In addition, the Company expects to have insurance coverage under policies which insure directors and officers against certain liabilities which might be incurred by them in such capacity.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Memorandum and Articles of Association of SPI Energy Co., Ltd. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form F-4 (Reg. No. 333-204069), filed by SPI Energy Co., Ltd. on May 11, 2015 and as amended on June 24, 2015, September 3, 2015, September 29, 2015, October 30, 2015 and November 5, 2015).

4.2	SPI Energy Co., Ltd. 2006 Equity Incentive Plan (as amended).

5.1	Opinion of Maples and Calder regarding the legality of the registered shares.

23.1	Consent of Maples and Calder (included in Exhibit 5.1 filed hereto).

23.2	Consent of Independent Registered Public Accounting Firm — KPMG Huazhen LLP

23.3	Consent of Independent Registered Public Accounting Firm — Crowe Horwath LLP

24.1	Power of Attorney (included in the signature page to this Registration Statement).

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 % change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, PRC on January 4, 2016.

SPI ENERGY CO., LTD.

By:	/s/ Roger Dejun Ye
Roger Dejun Ye
Chief Executive Officer (Principal Executive Officer)

By:	/s/ Amy Jing Liu
Amy Jing Liu
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Roger Dejun Ye and Amy Jing Liu as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or his substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Xiaofeng Peng		January 4, 2016
Xiaofeng Peng	Chairman of the Board

/s/ Min Xiahou		January 4, 2016
Min Xiahou	Deputy Chairman of the Board

/s/ Lang Zhou		January 4, 2016
Lang Zhou	Director

/s/ Gang Dong		January 4, 2016
Gang Dong	Director

/s/ Jeffrey Yunan Ren		January 4, 2016
Jeffrey Yunan Ren	Director

/s/ Amy Jing Liu		January 4, 2016
Amy Jing Liu	Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of SPI Energy Co., Ltd., has signed this registration statement in Shanghai, PRC, on January 4, 2016.

AUTHORIZED U.S. REPRESENTATIVE

/s/ Amy Jing Liu
Name:	Amy Jing Liu
Title:	Chief Financial Officer of Solar Power, Inc.

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Amended and Restated Memorandum and Articles of Association of SPI Energy Co., Ltd. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form F-4 (Reg. No. 333-204069), filed by SPI Energy Co., Ltd. on May 11, 2015 and as amended on June 24, 2015, September 3, 2015, September 29, 2015, October 30, 2015 and November 5, 2015).

4.2	SPI Energy Co., Ltd. 2006 Equity Incentive Plan (as amended).

5.1	Opinion of Maples and Calder regarding the legality of the registered shares.

23.1	Consent of Maples and Calder (included in Exhibit 5.1 filed hereto).

23.2	Consent of Independent Registered Public Accounting Firm — KPMG Huazhen LLP

23.3	Consent of Independent Registered Public Accounting Firm — Crowe Horwath LLP

24.1	Power of Attorney (included in the signature page to this Registration Statement).